UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2016

ENER-CORE, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37642	45-0525350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9400 Toledo Way
Irvine, California 92618

(Address of principal executive offices) (Zip Code)

(949) 616-3300

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On November 14, 2014, Ener-Core, Inc. (the “Company”), through its wholly-owned subsidiary Ener-Core Power, Inc., a Delaware corporation (the “Subsidiary”), entered into a Commercial License Agreement (the “CLA) with the Dresser-Rand Company (“D-R”). Through September 26, 2016, under the terms and conditions of the CLA and pursuant to the terms of an Escrow Agreement, dated May 4, 2015, with JPMorgan Chase Bank, N.V., as the escrow agent (the “Escrow Agent”), D-R has made cash payments into an escrow account in the aggregate amount of $1,600,000, from which it has withdrawn $500,000 for reimbursement of certain engineering costs. Effective as of September 26, 2016, the Company, through its Subsidiary, entered into a Fourth Amendment to the CLA (the “Fourth Amendment”), which authorizes the Escrow Agent to release the remaining $1,100,000 to the Company, through its Subsidiary, or its assigns. The Fourth Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 5.02          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2016, the Company’s stockholders approved an amendment (the “2015 Plan Amendment”) to the Ener-Core, Inc. 2015 Omnibus Incentive Plan (the “2015 Plan”). The 2015 Plan Amendment increased the number of shares authorized under the 2015 Plan from 300,000 to 600,000 shares of the Company’s common stock. As described in Item 5.07 below, the Company’s stockholders approved the 2015 Plan Amendment at the Company’s 2016 Annual Meeting of Stockholders held on September 26, 2016 (the “Annual Meeting”). The 2015 Plan Amendment is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the 2015 Plan Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 5.07          Submission of Matters to a Vote of Security Holders.

On September 26, 2016, the Company’s stockholders approved four proposals that were presented at the Annual Meeting, a description of which may be found in the Company’s Proxy Statement (the “Proxy Statement”). Of the 3,785,216 shares of Common Stock outstanding as of the record date, 1,919,192 shares were represented at the Annual Meeting, which constituted a quorum. The final voting results of the four proposals are set forth below.

Proposal 1—Election of Directors

All of the six nominees identified in Proposal 1 as described in the Proxy Statement were elected. The voting results for the election of directors are as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Alain J. Castro	1,117,404	38,661	763,127
Michael J. Hammons	970,613	185,452	763,127
Stephen Markscheid	1,123,155	32,910	763,127
Jeffrey A. Horn	1,078,843	77,222	763,127
Bennet P. Tchaikovsky	1,089,298	66,767	763,127
Ian C. Copeland	1,141,645	14,420	763,127

Proposal 2—Ratification of Independent Registered Public Accounting Firm

The proposal seeking ratification of the appointment of SingerLewak LLP as the Company’s independent registered public accounting firm was approved by the Company’s stockholders. The voting results are as follows:

Votes For	1,913,431
Votes Against	1,060
Abstentions	4,701

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Proposal 3—Approval of an Amendment to the Ener-Core, Inc. 2015 Omnibus Incentive Plan

The proposal seeking approval of an amendment to the 2015 Plan was approved by the Company’s stockholders. The voting results are as follows:

Votes For	1,102,268
Votes Against	30,244
Abstentions	23,553
Broker Non-Votes	763,127

Proposal 4—Advisory Vote to Approve Executive Compensation

The proposal seeking approval, on a non-binding advisory basis, of the compensation of the Company’s named executive officers was approved by the Company’s stockholders. The voting results are as follows:

Votes For	1,107,977
Votes Against	26,152
Abstentions	21,936
Broker Non-Votes	763,127

No other items were presented for stockholder approval at the Annual Meeting.

Item 8.01          Other Events.

On September 26, 2016, the Company issued a press release regarding the execution of the Fourth Amendment, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Fourth Amendment to Commercial License Agreement, dated September 26, 2016, between Ener-Core Power, Inc. and Dresser-Rand Company
10.2	First Amendment to Ener-Core, Inc. 2015 Omnibus Incentive Plan
99.1	Press Release, dated September 26, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2016	ENER-CORE, Inc.

	By:	/s/ Domonic J. Carney
Domonic J. Carney
Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description
10.1	Fourth Amendment to Commercial License Agreement, dated September 26, 2016, between Ener-Core Power, Inc. and Dresser-Rand Company
10.2	First Amendment to Ener-Core, Inc. 2015 Omnibus Incentive Plan
99.1	Press Release, dated September 26, 2016

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